EXHIBIT 99.1

Equity One 2003-3
Class M-1
run at 100% PPC, to call

Balance         $40,437,000.00  Delay                24
Coupon                   4.868  Dated           7/1/2003
Settle               7/31/2003  First Payment  8/25/2003


                    Price          Yield
                  99.9000          4.866
                  99.9100          4.864
                  99.9200          4.862
                  99.9300          4.859
                  99.9400          4.857
                  99.9500          4.855
                  99.9600          4.853
                  99.9700          4.851
                  99.9800          4.849
                  99.9900          4.846
                 100.0000          4.844
                 100.0100          4.842
                 100.0200          4.840
                 100.0300          4.838
                 100.0400          4.836
                 100.0500          4.833
                 100.0600          4.831
                 100.0700          4.829
                 100.0800          4.827
                 100.0900          4.825
                 100.1000          4.823

                      WAL           5.42
                 Mod Durn          4.596
            Mod Convexity          0.277

                LIBOR_1MO           1.10
                LIBOR_6MO           1.12
               Prepay (1)    100 *22-HEP
               Prepay (2)     100 *28cpr
               Prepay (3)    100 *22-HEP
               Prepay (4)     100 *28cpr
      Optional Redemption       Call (Y)

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